Exhibit 99.1

Teladoc Health Reports First Quarter 2019 Results

Year-over-year revenue grows 43% to $128.6 million and total visits increase 75% to 1,063,000

Issues 2019 second-quarter guidance; reaffirms full-year expectations

PURCHASE, NY, April 30, 2019 — Teladoc Health, Inc. (NYSE: TDOC), the global leader in virtual care, today reported financial results for the first quarter ending March 31, 2019.

“Our first quarter 2019 delivered excellent results across all key financial and operational metrics and set a very positive tone for the year. The strong revenue and visit momentum during the quarter underscores the accelerating pace of adoption across our portfolio of clinical services and diversification of our business,” said Jason Gorevic, chief executive officer, Teladoc Health. “As we exit the quarter with a robust pipeline, continued international expansion and favorable Medicare Advantage regulation, I am more confident than ever that we are uniquely positioned to capitalize on the enormous global market opportunity for virtual care.”

Financial Highlights for the First Quarter Ended March 31, 2019

Revenue
($ thousands)
	Quarter Ended		Year over Year
	March 31,		Growth
	2019	2018
Subscription Access Fees Revenue
U.S.	$80,979	$61,020	33%
International	24,975	10,709	133%
Total	105,954	71,729	48%

Visit Fee Revenue
U.S. Paid Visits	18,248	14,209	28%
U.S. Visit Fee Only	4,121	3,539	16%
International Paid Visits	250	167	50%
Total	22,619	17,915	26%

Total Revenue*	$128,573	$89,644	43%

*Organic first quarter 2019 revenue, excluding Advance Medical, increased by 23 percent year over year.

Membership & Visit Fee Only Access
(millions)
	Quarter Ended		Year over Year
	March 31,		Growth
	2019	2018
Total U.S. Paid Membership*	26.7	20.8	28.2%

Total U.S. Visit Fee Only Access	10.2	9.5	7.3%

*Organic first quarter 2019 U.S. Paid Membership, excluding Advance Medical, was 25.7 million, up 23 percent year over year.

Visits
(thousands)
	Quarter Ended		Year over Year
	March 31,		Growth
	2019	2018
Paid Visits from U.S. Paid Membership	365	298	22%
Percent of Paid Visits from U.S. Paid Membership	51%	54%	(6)%
Visits Included from U.S. Paid Membership	353	256	38%

Total Visits from U.S. Paid Membership	718	554	30%

U.S. Visit Fee Only	63	51	22%

International Visits	282	1	NM
Total Visits	1,063	606	75%

•	Gross margin was 65.3 percent for the first quarter 2019 compared to 70.0 percent for the first quarter 2018.
•	Net loss was $(30.2) million for the first quarter 2019 compared to $(23.9) million for the first quarter 2018.
•	Net loss per basic and diluted share was $(0.43) for the first quarter 2019 compared to $(0.39) for the first quarter 2018.
•	EBITDA was $(13.3) million for the first quarter 2019 compared to $(10.8) million for the first quarter 2018.
•	Adjusted EBITDA was a positive $1.2 million for the first quarter 2019 compared to an adjusted EBITDA loss $(1.4) million for the first quarter 2018.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Teladoc Health provides guidance based on current market conditions and expectations.

For the second-quarter 2019, we expect:

•	Total revenue to be in the range of $128 million to $131 million.
•	EBITDA loss to be in the range of $(13) million to $(15) million.
•	Adjusted EBITDA to be in the range of $5 million to $7 million.

•	Total U.S. paid membership to be in the range of 27 million to 28 million and visit-fee-only access to be available to approximately 10 million individuals.
•	Total visits to be between 775,000 and 875,000.
•	Net loss per share, based on 72.4 million weighted average shares outstanding, to be between $(0.42) and $(0.44).

For the full-year 2019, we are reaffirming expectations as follows:

•	Total revenue to be in the range of $535 million to $545 million.
•	EBITDA loss to be in the range of $(40) million to $(50) million.
•	Adjusted EBITDA to be in the range of positive $25 million to $35 million.
•	Total U.S. paid membership to be in the range of 27 million to 29 million members and visit-fee-only access to be available to approximately 10 million individuals.
•	Total visits to be between 3.6 million to 3.9 million.
•	Net loss per share, based on 71.9 million weighted average shares outstanding, to be between $(1.52) and $(1.66).

Quarterly Conference Call

The first quarter 2019 earnings conference call and webcast will be held Tuesday, April 30, 2019 at 4:30 p.m. EDT. The conference call can be accessed by dialing 1-833-241-4255 for U.S. participants, or 1-647-689-4206 for international participants, and including the following Conference ID Number: 5178989 to expedite caller registration; or via a live audio webcast available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link.

About Teladoc Health

A mission-driven organization, Teladoc Health, Inc. is successfully transforming how people access and experience healthcare, with a focus on high quality, lower costs, and improved outcomes around the world. The company’s award-winning, integrated clinical solutions are inclusive of telehealth, expert medical services, AI and analytics, and licensable platform services. With more than 2,000 employees, the organization delivers care in 130 countries and in more than 30 languages, partnering with employers, hospitals and health systems, and insurers to transform care delivery. For more information, please visit www.teladochealth.com or follow @TeladocHealth on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	March 31,	December 31,
	2019	2018

Assets
Current assets:
Cash and cash equivalents	$433,958	$423,989
Short-term investments	45,745	54,545
Accounts receivable, net of allowance of $3,577 and $3,382, respectively	50,583	43,571
Prepaid expenses and other current assets	10,503	10,631
Total current assets	540,789	532,736
Property and equipment, net	9,841	10,148
Goodwill	734,459	737,197
Intangible assets, net	238,314	247,394
Operating lease - right-of-use assets	26,850	—
Other assets	1,372	1,401
Total assets	$1,551,625	$1,528,876
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,738	$7,769
Accrued expenses and other current liabilities	45,733	26,801
Accrued compensation	18,231	27,869
Total current liabilities	71,702	62,439
Other liabilities	4,788	6,191
Operating lease liabilities, net of current portion	22,936	—
Deferred taxes	29,748	32,444
Convertible senior notes, net	420,893	414,683
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 150,000,000 and 100,000,000 shares authorized as of March 31, 2019 and December 31, 2018, respectively; 71,463,411 shares and 70,516,249 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	71	70
Additional paid-in capital	1,457,156	1,434,780
Accumulated deficit	(438,811)	(408,661)
Accumulated other comprehensive (loss) income	(16,858)	(13,070)
Total stockholders’ equity	1,001,558	1,013,119
Total liabilities and stockholders’ equity	$1,551,625	$1,528,876

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data, unaudited)

	Quarter Ended March 31,
	2019	2018
Revenue	$128,573	$89,644
Cost of revenue	44,677	26,856
Gross profit	83,896	62,788
Operating expenses:
Advertising and marketing	26,404	20,325
Sales	16,212	13,783
Technology and development	15,987	12,904
Legal	1,097	481
Regulatory	489	564
Acquisition and integration related costs	1,012	1,569
General and administrative	35,982	24,001
Depreciation and amortization	9,600	8,253
Loss from operations	(22,887)	(19,092)
Interest expense, net	6,521	4,873
Net loss before taxes	(29,408)	(23,965)
Income tax (benefit) provision	742	(103)
Net loss	$(30,150)	$(23,862)

Net loss per share, basic and diluted	$(0.43)	$(0.39)

Weighted-average shares used to compute basic and diluted net loss per share	70,919,496	61,797,762

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Quarter Ended March 31,
	2019	2018
Cash flows used in operating activities:
Net loss	$(30,150)	$(23,862)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,563	8,253
Allowance for doubtful accounts	783	1,148
Stock-based compensation	13,523	7,832
Deferred income taxes	(2,672)	(585)
Accretion of interest	6,060	3,018
Changes in operating assets and liabilities:
Accounts receivable	(8,251)	(4,738)
Prepaid expenses and other current assets	350	599
Other assets	30	31
Accounts payable	(28)	(533)
Accrued expenses and other current liabilities	14,530	1,836
Accrued compensation	(11,737)	(7,917)
Operating lease liabilities	(479)	—
Other liabilities	(1,414)	1,047
Net cash used in operating activities	(7,892)	(13,871)
Cash flows provided by investing activities:
Purchase of property and equipment	(571)	(557)
Purchase of internal-use software	(1,099)	(471)
Proceeds from marketable securities	9,000	25,000
Sale of assets	6	—
Net cash provided by investing activities	7,336	23,972
Cash flows provided by financing activities:
Net proceeds from the exercise of stock options	8,854	8,643
Proceeds from cash received for withholding taxes on stock-based compensation, net	1,848	3,555
Net cash provided by financing activities	10,702	12,198
Net increase in cash and cash equivalents	10,146	22,299
Foreign exchange difference	(177)	63
Cash and cash equivalents at beginning of the period	423,989	42,817
Cash and cash equivalents at end of the period	$433,958	$65,179

Income taxes paid	$23	$52

Interest paid	$—	$2

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use EBITDA and Adjusted EBITDA, which are non-U.S. GAAP financial measures to clarify and enhance an understanding of past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize Adjusted EBITDA as the primary measure of our performance.

EBITDA consists of net loss before interest, taxes, depreciation and amortization. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation and acquisition and integration related costs. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

We believe both financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA and Adjusted EBITDA may vary from that of others in our industry. Neither EBITDA nor Adjusted EBITDA should be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

EBITDA and Adjusted EBITDA have important limitation as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense on our debt;
•	EBITDA and Adjusted EBITDA eliminate the impact of income taxes on our results of operations;
•	Adjusted EBITDA does not reflect the significant acquisition and integration related costs related to mergers and acquisitions;
•	Adjusted EBITDA does not reflect the significant non-cash stock compensation expense which should be viewed as a component of recurring operating costs; and
•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any expenditures for such replacements.

We compensate for these limitations by using EBITDA and Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include gross profit, net loss, net loss per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Reconciliation of EBITDA and Adjusted EBITDA to Net Loss

(In thousands, unaudited)

	Quarter Ended
	March 31,
	2019	2018
Net loss	$(30,150)	$(23,862)
Add:
Interest expense, net	6,521	4,873
Income tax (benefit) provision	742	(103)
Depreciation expense	863	1,531
Amortization expense	8,737	6,722
EBITDA	(13,287)	(10,839)
Stock-based compensation	13,523	7,832
Acquisition and integration related costs	1,012	1,569
Adjusted EBITDA	$1,248	$(1,438)

Media:

Courtney McLeod

914-265-6789

cmcleod@teladochealth.com

Investors:
Valerie Haertel

914-265-6706

vhaertel@teladochealth.com